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                                                                    Exhibit 23.4

                   Consent of Independent Public Accountants


RTRT Inc. as Trustee of Ryder Truck Rental LT:

We consent to the use of our report dated March 22, 2000 included herein and to the reference to our firm under the heading "Experts" in the prospectus and the registration statement.

/s/ KPMG LLP

Miami, Florida
December 22, 2000